Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Second Quarter

2015 Financial Results

ATLANTA, July 28, 2015 — PRGX Global, Inc. (Nasdaq:PRGX), the world’s leading provider of accounts payable recovery audit services and the pioneer in Profit Discovery™, today announced its unaudited financial results for the second quarter and six months ended June 30, 2015.

“I’m pleased to report that PRGX continues to deliver strong growth in Adjusted EBITDA, which increased by 48% in the second quarter and 87% in the first half of the year compared to the same periods in 2014,” said Ron Stewart, president and chief executive officer. “This improvement was primarily attributable to our core business, where we continue to demonstrate steady progress in audit operations, coupled with improved financial discipline.”

“Our transformation program remains on track. We continue to strengthen our client relationships, invest in our growth platforms, and build out our industry-leading technology infrastructure. Combined, these initiatives further strengthen our core business while adding new service offerings that increase the value we provide our clients,” concluded Mr. Stewart.

Consolidated Results for the Three Months Ended June 30, 2015

Second quarter 2015 Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) was $5.6 million, or 14.9% of revenue, compared to Adjusted EBITDA of $3.8 million, or 9.0% of revenue, in the second quarter 2014. This represents a 65.6% year-over-year improvement in quarterly Adjusted EBITDA as a percentage of revenue. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated revenue for the second quarter of 2015 was $37.3 million, compared to $42.0 million for the same period last year, a decrease of 11.2%. Adjusted for changes in foreign exchange rates, consolidated second quarter 2015 revenue decreased 5.3% compared to the same period in 2014. Excluding the Chicago-based consulting business divested in October 2014 and the Healthcare Claims Recovery Audit (“HCRA”) business, which the Company is in the process of exiting, and adjusted for changes in foreign exchange rates, consolidated second quarter 2015 revenue decreased 2.8% compared to the same period in 2014.

Total operating expenses for the second quarter of 2015 were $36.4 million, compared to $43.5 million, in the same period last year, a decrease of $7.1 million, which represents a 16.3% improvement. This decrease in total operating expenses was primarily driven by improving operational processes while right-sizing the Company’s cost structure.

Total cost of revenue for the second quarter of 2015 was $24.9 million, or 66.8% of revenue, compared to $29.9 million, or 71.3% of revenue, in the same period last year, for a 6.3% improvement.

SG&A expenses for the second quarter of 2015 were $9.4 million, compared to $11.0 million in same period last year, an improvement of 14.9%.

Consolidated net income for the second quarter of 2015 was $1.1 million, or $0.04 per basic and diluted share, compared to a net loss of $(1.5) million, or $(0.05) per basic and diluted share, for the same period in 2014. Included in the second quarter 2015 net income is $0.4 million of foreign currency transaction gains on intercompany balances, compared to $0.2 million for the same period in 2014.

Net cash provided by operating activities for the second quarter of 2015 was $2.1 million, compared to $2.9 million in the second quarter of the prior year.

Consolidated Results for the Six Months Ended June 30, 2015

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the six months ended June 30, 2015 was $8.0 million, or 11.4% of revenue, compared to Adjusted EBITDA of $4.3 million, or 5.4% of revenue, in the same period in the prior year. This represents a 111.1% year-over-year improvement in six month Adjusted EBITDA as a percentage of revenue. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated revenue for the six months ended June 30, 2015 was $70.4 million, compared to $79.9 million for the same period last year, a decrease of 11.8%. Adjusted for changes in foreign exchange rates, consolidated revenue for the six months ended June 30, 2015 decreased 6.5% compared to the same period in 2014. Excluding the Chicago-based consulting business divested in October 2014 and HCRA, and adjusted for changes in foreign exchange rates, consolidated revenue for the six months ended June 30, 2015 decreased 2.5% compared to the same period in 2014.

Total operating expenses for the six months ended June 30, 2015 were $70.4 million, compared to $84.9 million in the same period last year, a decrease of $14.5 million, which represents a 17.1% improvement.

Total cost of revenue for the six months ended June 30, 2015 was $48.7 million, or 69.2% of revenue, compared to $58.8 million, or 73.6% of revenue, in the same period last year, for a 6.0% improvement as a percentage of revenue.

SG&A expenses for the six months ended June 30, 2015 were $17.6 million, compared to $21.0 million in same period last year, an improvement of 16.2%.

Consolidated net loss for the six months ended June 30, 2015 was $(1.9) million, or $(0.07) per basic share and diluted share, compared to a net loss of $(5.1) million, or $(0.17) per basic and diluted share, for the same period in 2014. Included in the net loss for the six months ended June 30, 2015 is $1.3 million of foreign currency transaction losses on intercompany balances, compared to $0.1 million of foreign currency transaction gains on intercompany balances for the same period in 2014.

Net cash provided by operating activities for the six months ended June 30, 2015 was $7.5 million, compared to $5.8 million in the same period in the prior year.

Liquidity

At June 30, 2015, the Company had unrestricted cash and cash equivalents of $19.7 million, no borrowings against its revolving credit facility, and no bank debt outstanding.

Stock Repurchase Program

During the second quarter of 2015 the Company repurchased 1.0 million shares of its outstanding common stock for an aggregate cost of $4.8 million. From the February 2014 announcement of the Company’s current stock repurchase program through July 25, 2015, the Company has repurchased 5.8 million shares, or 19.2% of its common stock outstanding on the date of the announcement, for an aggregate cost of $33.0 million. As of July 25, 2015, the Company had 24.6 million shares of common stock outstanding.

Second Quarter Earnings Call

As previously announced, management will hold a conference call later this morning at 8:30 AM (Eastern time) to discuss the Company’s second quarter 2015 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 79207859.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through September 30, 2015. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX Global, Inc.

Headquartered in Atlanta, Georgia, PRGX Global, Inc. is the world’s leading provider of accounts payable recovery audit services. With over 1,400 employees, the Company operates and serves clients in more than 30 countries and provides its services to over 75% of the top 20 global retailers. PRGX is also pioneering Profit Discovery, a unique combination of audit, analytics and advisory services that improves client financial performance. For additional information, please visit PRGX at www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the strength of the Company’s core recovery audit business, and the long term business objectives for the Company. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, changes to Medicare and Medicaid recovery audit contractor programs and the effects of the Company’s decision to withdraw from the Medicare RAC rebid process, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 13, 2015. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$37,289	$41,981	$70,421	$79,882
Operating expenses:
Cost of revenue	24,920	29,944	48,698	58,776
Selling, general and administrative expenses	9,387	11,037	17,556	21,013
Depreciation of property and equipment	1,304	1,586	2,596	3,268
Amortization of intangible assets	754	902	1,500	1,805

Total operating expenses	36,365	43,469	70,350	84,862

Operating income (loss)	924	(1,488)	71	(4,980)

Foreign currency transaction (gains) losses on short-term intercompany balances	(416)	(163)	1,276	(148)
Interest expense (income), net	(53)	(43)	(95)	11

Income (loss) before income taxes	1,393	(1,282)	(1,110)	(4,843)

Income tax expense	296	186	751	299

Net income (loss)	$1,097	$(1,468)	$(1,861)	$(5,142)

Basic earnings (loss) per common share	$0.04	$(0.05)	$(0.07)	$(0.17)

Diluted earnings (loss) per common share	$0.04	$(0.05)	$(0.07)	$(0.17)

Weighted average common shares outstanding:
Basic	26,497	29,733	26,446	29,945

Diluted	26,553	29,733	26,446	29,945

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$19,682	$25,735
Restricted cash	162	53
Receivables:
Contract receivables, net	28,535	35,182
Employee advances and miscellaneous receivables, net	1,630	1,993

Total receivables	30,165	37,175

Prepaid expenses and other current assets	4,252	3,421

Total current assets	54,261	66,384

Property and equipment, net	11,765	12,220
Goodwill	13,043	13,036
Intangible assets, net	7,932	9,439
Deferred income taxes	132	36
Other assets	1,254	1,667

Total assets	$88,387	$102,782

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,130	$7,397
Accrued payroll and related expenses	11,508	15,415
Refund liabilities and deferred revenue	6,901	7,566
Other current liabilities	282	—

Total current liabilities	25,821	30,378

Other long-term liabilities	1,257	1,418

Total liabilities	27,078	31,796

Shareholders’ equity:
Common stock	246	268
Additional paid-in capital	582,121	590,067
Accumulated deficit	(522,773)	(520,912)
Accumulated other comprehensive income	1,715	1,563

Total shareholders’ equity	61,309	70,986

Total liabilities and shareholders’ equity	$88,387	$102,782

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA:

Net income (loss)	$1,097	$(1,468)	$(1,861)	$(5,142)

Income tax expense	296	186	751	299
Interest expense (income), net	(53)	(43)	(95)	11

EBIT	1,340	(1,325)	(1,205)	(4,832)

Depreciation of property and equipment	1,304	1,586	2,596	3,268
Amortization of intangible assets	754	902	1,500	1,805

EBITDA	3,398	1,163	2,891	241

Foreign currency transaction (gains) losses on short-term intercompany balances	(416)	(163)	1,276	(148)
Acquisition-related charges	—	230	—	249
Transformation severance and related expenses	562	1,554	708	1,939
Stock-based compensation	2,017	983	3,149	2,004

Adjusted EBITDA	$5,561	$3,767	$8,024	$4,285

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net Income (Loss)	$1,097	$(1,468)	$(1,861)	$(5,142)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,058	2,488	4,096	5,073
Amortization of deferred debt costs	—	23	—	39
Stock-based compensation expense	2,017	983	3,149	2,004
Foreign currency transaction (gains) losses on short-term intercompany balances	(416)	(163)	1,276	(148)
Decrease in receivables	309	500	6,393	7,732
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	(1,729)	1,331	(5,162)	(3,652)
Other, primarily changes in assets and liabilities	(1,278)	(754)	(409)	(54)

Net cash provided by operating activities	2,058	2,940	7,482	5,852

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(1,081)	(1,489)	(2,197)	(2,333)

Net cash used in investing activities	(1,081)	(1,489)	(2,197)	(2,333)

Cash flows from financing activities:
Repurchase of common stock	(4,852)	(10,958)	(10,340)	(10,998)
Other, net	(229)	(352)	(235)	(232)

Net cash used in financing activities	(5,081)	(11,310)	(10,575)	(11,230)

Effect of exchange rates on cash and cash equivalents	398	529	(763)	378

Net decrease in cash and cash equivalents	(3,706)	(9,330)	(6,053)	(7,333)

Cash and cash equivalents at beginning of period	23,388	45,697	25,735	43,700

Cash and cash equivalents at end of period	$19,682	$36,367	$19,682	$36,367

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Revenue
Recovery Audit Services - Americas	$25,350	$27,029	$(1,679)	$47,767	$51,827	$(4,060)
Recovery Audit Services - Europe/Asia-Pacific	9,950	12,382	(2,432)	19,255	22,084	(2,829)
Adjacent Services	1,695	2,281	(586)	2,958	4,564	(1,606)
Healthcare Claims Recovery Audit Services	294	289	5	441	1,407	(966)

Total	$37,289	$41,981	$(4,692)	$70,421	$79,882	$(9,461)

Cost of revenue
Recovery Audit Services - Americas	$15,162	$17,074	$1,912	$30,133	$33,074	$2,941
Recovery Audit Services - Europe/Asia-Pacific	6,607	8,673	2,066	13,044	16,090	3,046
Adjacent Services	2,342	2,849	507	4,101	5,884	1,783
Healthcare Claims Recovery Audit Services	809	1,348	539	1,420	3,728	2,308

Total	$24,920	$29,944	$5,024	$48,698	$58,776	$10,078

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,442	$2,970	$528	$3,963	$5,818	$1,855
Recovery Audit Services - Europe/Asia-Pacific	1,360	1,936	576	2,926	3,740	814
Adjacent Services	198	946	748	398	1,512	1,114
Healthcare Claims Recovery Audit Services	202	553	351	427	1,177	750
Corporate	5,185	4,632	(553)	9,842	8,766	(1,076)

Total	$9,387	$11,037	$1,650	$17,556	$21,013	$3,457

Depreciation of property and equipment
Recovery Audit Services - Americas	$979	$1,245	$266	$1,948	$2,501	$553
Recovery Audit Services - Europe/Asia-Pacific	153	149	(4)	306	295	(11)
Adjacent Services	162	158	(4)	319	318	(1)
Healthcare Claims Recovery Audit Services	10	34	24	23	154	131

Total	$1,304	$1,586	$282	$2,596	$3,268	$672

Amortization of intangible assets
Recovery Audit Services - Americas	$441	$501	$60	$882	$1,001	$119
Recovery Audit Services - Europe/Asia-Pacific	280	305	25	553	612	59
Adjacent Services	33	96	63	65	192	127

Total	$754	$902	$148	$1,500	$1,805	$305

Operating income (loss)
Recovery Audit Services - Americas	$6,326	$5,239	$1,087	$10,841	$9,433	$1,408
Recovery Audit Services - Europe/Asia-Pacific	1,550	1,319	231	2,426	1,347	1,079
Adjacent Services	(1,040)	(1,768)	728	(1,925)	(3,342)	1,417
Healthcare Claims Recovery Audit Services	(727)	(1,646)	919	(1,429)	(3,652)	2,223
Corporate	(5,185)	(4,632)	(553)	(9,842)	(8,766)	(1,076)

Total	$924	$(1,488)	$2,412	$71	$(4,980)	$5,051

Adjusted EBITDA
Recovery Audit Services - Americas	$7,854	$7,443	$411	$13,835	$13,401	$434
Recovery Audit Services - Europe/Asia-Pacific	2,186	2,256	(70)	3,553	2,816	737
Adjacent Services	(831)	(1,049)	218	(1,511)	(2,205)	694
Healthcare Claims Recovery Audit Services	(506)	(1,362)	856	(1,195)	(3,093)	1,898
Corporate	(3,142)	(3,521)	379	(6,658)	(6,634)	(24)

Total	$5,561	$3,767	$1,794	$8,024	$4,285	$3,739

*	The Recovery Audit Services - Americas segment represents recovery audit services, excluding Healthcare Claims Recovery Audit Services, provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services, excluding Healthcare Claims Recovery Audit Services, provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents financial advisory services and business analytics services. The Healthcare Claims Recovery Audit Services segment represents recovery audit services for healthcare claims, which consist primarily of services provided under subcontracts related to the Medicare Recovery Audit Contractor program.